Exhibit 99.1

FOR IMMEDIATE RELEASE

December 10, 2012

Strategic Storage Trust, Inc. Reports Third Quarter 2012 Results

- Same-Store Revenues Increases 5.5%

- Same-Store NOI Increases 8.5%

- Cash Flows From Operations Increases 435%

LADERA RANCH, CA – December 10, 2012 – Strategic Storage Trust, Inc. (the “Company”) today announced operating results for the three and nine months ended September 30, 2012.

“Our strong results reflect a seasoned management team whose short and long-term initiatives are beginning to bear fruit,” commented H. Michael Schwartz, CEO of Strategic Storage Trust, Inc. “These initiatives include: multi-discipline marketing capabilities, an online retail platform, and the SmartStop® Self Storage brand in conjunction with our state of the art revenue optimization platform. Our third quarter results reflect the positive impact of increased occupancy (stabilized and lease-up facilities), an increase in same-store revenues and net operating income, and an overall continued increase in economies of scale across our portfolio. We believe we are well positioned for future growth.”

Key Highlights for the Three and Nine Months Ended September 30, 2012:

•	Increased IPA Modified Funds From Operations (“MFFO”) by 172% for the three months ended September 30, 2012 compared to the three months ended June 30, 2012, from $1.0 million to $2.7 million.

•	Increased same-store revenues and net operating income (“NOI”) by 5.5% and 8.5%, respectively, for the three months ended September 30, 2012 compared to the three months ended September 30, 2011.

•	Increased same-store revenues and NOI by 5.4% and 8.8%, respectively, for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011.

•	Increased same-store average occupancy by approximately 400 basis points to 83% for the three months ended September 30, 2012 compared to 79% for the three months ended September 30, 2011.

•	Increased cash flows from operations by 435% from $1.2 million for the nine months ended September 30, 2011 to $6.4 million for the nine months ended September 30, 2012.

•	Completed the full pay-down of the $28 million KeyBank Bridge Loan.

•	Reduced debt leverage from 60% as of December 31, 2011 to 53.2% as of September 30, 2012.

•

Amended the Company’s KeyBank Credit Facility, such that on October 10, 2012 the Company was able to refinance $31 million thereof into a new KeyBank CMBS Loan with a term of ten years and a favorable fixed interest rate of 4.65%, thereby significantly reducing the Company’s short-term debt maturities.

•	Acquired 17 properties during 2012 for a total purchase price of $82.4 million.

Operations:

•

Increased same-store revenues and NOI by 5.5% and 8.5%, respectively for the three months ended September 30, 2012 compared to the three months ended September 30, 2011. The increase in same-store revenues was primarily attributable to an increase in average occupancy of approximately 400 basis points and an increase in tenant insurance revenue due to increased penetration rates. Same-store NOI improved due to the revenue increases in combination with a decrease in property operating expenses as a percentage of revenues.

•

Decreased general and administrative expenses as a percentage of total revenues and on a per property basis for the three months ended September 30, 2012 compared to the three months ended September 30, 2011.

•	Increased interest expense and deferred financing amortization expense, primarily due to increased debt levels incurred in connection with acquisitions completed in late 2011.

•

Increased MFFO for the three months ended September 30, 2012 by 172%, or approximately $1.7 million, as compared to the three months ended June 30, 2012. The improvement was primarily the result of sequential quarter improvements in same-store NOI of approximately $1.2 million and a combined reduction in interest expense and deferred financing amortization expense accounted for an additional approximately $0.4 million. Of the same-store NOI increase of $1.2 million, $0.4 million related to improved NOI at the Homeland Portfolio.

•

Increased occupancy for the Homeland Portfolio from 46% as of December 31, 2011 to 67% as of September 30, 2012. The Homeland Portfolio is an acquisition of 12 lease-up self-storage facilities for $80 million, which were acquired in December 2011.

Acquisitions:

•

Closed on the first phase of the Stockade Portfolio on August 16, 2012, which consisted of eight properties for a purchase price of $25 million. The Stockade Portfolio consists of 16 properties located in South Carolina, Florida and Georgia. Subsequent to September 30, 2012, the Company acquired the remainder of the Stockade Portfolio by closing on the second and third phases for a combined purchase price of approximately $50 million. This brings the Company’s total acquisitions for 2012 to 17 properties for a total purchase price of $82.4 million.

Capital Transactions:

•

Obtained two separate loans with Citigroup Global Markets Realty Corp. in connection with the acquisition of the Stockade Portfolio, both of which have a term of ten years. The first loan, in the amount of $18.2 million and with a fixed interest rate of 4.60%, closed on October 1, 2012, and the second loan, in the amount of $19.4 million and with a fixed interest rate of 4.61%, closed on November 5, 2012.

•

Amended the KeyBank Credit Facility during the third quarter, such that on October 10, 2012 the Company was able to refinance $31 million thereof into a new KeyBank CMBS Loan with a term of ten years and a favorable fixed interest rate of 4.65%, thereby significantly reducing the Company’s short-term debt maturities.

Quarterly Dividend:

The Company’s board of directors declared a distribution rate for the third quarter of 2012 of $0.001912569 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10 and approximately 6.5% assuming the share was purchased at $10.79).

About Strategic Storage Trust, Inc.:

Strategic Storage Trust, Inc. (“SSTI”) is the first and only self storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self storage REITs in the United States and is one of the fastest growing self storage REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self storage properties. Since the launch of SSTI in 2008, the company’s portfolio of wholly-owned properties has expanded to include 108 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 70,000 self-storage units and 8.7 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

The information herein should be read in conjunction with the Company’s Prospectus, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and other information filed with, or furnished to, the SEC.

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$18,153,110	$13,217,410
Real estate facilities:
Land	160,035,416	149,269,391
Buildings	352,162,850	330,842,349
Site improvements	33,197,296	30,283,836

	545,395,562	510,395,576
Accumulated depreciation	(26,077,138)	(15,971,288)

	519,318,424	494,424,288
Construction in process	5,490,980	1,754,582

Real estate facilities, net ($16,898,031 and $17,070,146 related to VIEs)	524,809,404	496,178,870
Deferred financing costs, net of accumulated amortization	5,302,363	7,449,525
Intangible assets, net of accumulated amortization	9,171,336	15,922,955
Restricted cash	5,776,900	5,234,479
Investments in unconsolidated joint ventures	10,426,258	9,180,538
Other assets	5,966,732	3,250,490

Total assets	$579,606,103	$550,434,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt ($10,167,873 and $10,210,249 related to VIEs)	$308,215,873	$330,043,207
Accounts payable and accrued liabilities	12,733,221	7,855,033
Due to affiliates	1,472,198	2,065,615
Distributions payable	2,537,231	2,071,876

Total liabilities	324,958,523	342,035,731
Commitments and contingencies

Redeemable common stock	3,858,860	2,807,837

Stockholders’ equity:
Strategic Storage Trust, Inc. stockholders’ equity:
Common stock, $0.001 par value; 700,000,000 shares authorized; 44,455,216 and 35,020,561 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	44,455	35,021
Additional paid-in capital	366,443,360	285,211,557
Distributions	(63,427,180)	(42,602,530)
Accumulated deficit	(58,085,251)	(42,955,433)
Accumulated other comprehensive loss	(519,177)	(829,652)

Total Strategic Storage Trust, Inc. stockholders’ equity	244,456,207	198,858,963

Noncontrolling interests in Operating Partnership	444,867	718,907
Other noncontrolling interests	5,887,646	6,012,829

Total noncontrolling interests	6,332,513	6,731,736

Total stockholders’ equity	250,788,720	205,590,699

Total liabilities and stockholders’ equity	$579,606,103	$550,434,267

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Self storage rental income	$16,519,825	$13,541,019	$46,566,368	$34,273,574
Ancillary operating income	578,348	389,788	1,588,996	833,706

Total revenues	17,098,173	13,930,807	48,155,364	35,107,280

Operating expenses:
Property operating expenses	6,639,055	5,473,623	19,437,251	14,010,707
Property operating expenses – affiliates	2,120,406	1,582,602	6,088,422	3,967,143
General and administrative	588,841	504,339	1,796,843	1,873,453
Depreciation	3,559,128	2,606,478	10,347,161	6,670,201
Intangible amortization expense	2,723,705	3,910,375	8,811,619	10,438,617
Property acquisition expenses – affiliates	770,915	1,132,628	1,034,065	3,476,509
Other property acquisition expenses	598,210	447,607	1,076,986	1,777,652

Total operating expenses	17,000,260	15,657,652	48,592,347	42,214,282

Operating income (loss)	97,913	(1,726,845)	(436,983)	(7,107,002)
Other income (expense):
Interest expense	(4,170,180)	(3,322,089)	(13,240,452)	(8,447,257)
Deferred financing amortization expense	(913,391)	(351,650)	(2,900,719)	(812,674)
Equity in earnings of real estate ventures	206,761	199,841	660,764	646,551
Gain on sale of investment in unconsolidated joint venture	—	—	815,000	—
Other	158,074	(91,327)	(60,711)	(312,583)

Net loss	(4,620,823)	(5,292,070)	(15,163,101)	(16,032,965)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	17,784	3,088	67,480	10,590
Net (income) loss attributable to other noncontrolling interests	(7,611)	142,563	(34,197)	411,126

Net loss attributable to Strategic Storage Trust, Inc.	$(4,610,650)	$(5,146,419)	$(15,129,818)	$(15,611,249)

Net loss per share – basic	$(0.11)	$(0.16)	$(0.38)	$(0.52)
Net loss per share – diluted	$(0.11)	$(0.16)	$(0.38)	$(0.52)

Weighted average shares outstanding – basic	43,774,622	32,447,080	39,690,382	30,156,290
Weighted average shares outstanding – diluted	43,774,622	32,447,080	39,690,382	30,156,290

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Net loss attributable to Strategic Storage Trust, Inc.	$(4,610,650)	$(5,146,419)	$(15,129,818)	$(15,611,249)
Add:
Depreciation	3,474,214	2,556,031	10,087,849	6,580,375
Amortization of intangible assets	2,723,705	3,910,375	8,811,619	10,438,617
Deduct:
Gain on sale of investment in unconsolidated joint venture	—	—	(815,000)	—
Adjustment for noncontrolling interests(2)	(79,801)	(219,482)	(254,724)	(626,922)

FFO	1,507,468	1,100,505	2,699,926	780,821
Other Adjustments:
Acquisition expenses(3)	1,369,125	1,580,235	2,111,051	5,254,161
Amortization of fair value adjustments of secured debt(4)	(21,219)	92,009	136,110	271,268
Realized and unrealized (gains) losses on foreign exchange holdings(5)	(165,232)	42,103	(119,864)	6,744
Debt defeasance costs(6)	—	—	—	49,750
Adjustment for noncontrolling interests(2)	(19,786)	(27,208)	(56,576)	(71,410)

MFFO(1)	$2,670,356	$2,787,644	$4,770,647	$6,291,334

As discussed in the “Results of Operations” section contained in our Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 14, 2012, our net loss and MFFO for the three and nine months ended September 30, 2012, have been significantly impacted by our acquisition of the Homeland Portfolio and additional debt we incurred to purchase such properties. The information below should be read in conjunction with the discussion regarding the Homeland Portfolio acquisition in Results of Operations.

(1)	Changes in MFFO between the three months ended September 30, 2012 and 2011 include the following:

•

Total revenues less all property operating expenses were approximately $8.3 million for the three months ended September 30, 2012 compared to approximately $6.9 million for the three months ended September 30, 2011, thereby increasing MFFO by approximately $1.4 million. Such increase was primarily due to the acquisition of 28 properties in the third and fourth quarters of 2011 and the first, second and third quarters of 2012, along with an increase in same store operating income of approximately $0.6 million.

•

A decrease in MFFO of approximately $0.9 million due to increased interest expense, primarily related to interest incurred on the Second Restated KeyBank Credit Facility (approximately $0.8 million), the KeyBank Bridge Loan (approximately $0.1 million) and other new debt incurred. The KeyBank Bridge Loan was repaid in full on August 7, 2012.

•

A decrease in MFFO of approximately $0.6 million due to increased amortization of deferred financing costs, which increased for principally the same reasons as interest expense. Of the increase, approximately $0.2 million related to the KeyBank Bridge Loan, which was repaid in full on August 7, 2012.

Changes in MFFO between the nine months ended September 30, 2012 and 2011 include the following:

•

Total revenues less all property operating expenses were approximately $22.6 million for the nine months ended September 30, 2012 compared to approximately $17.1 million for the nine months ended September 30, 2011, thereby increasing MFFO by approximately $5.5 million. Such increase was primarily due to the acquisition of 46 and 9 properties during 2011 and 2012, respectively, along with an increase in same store operating income of approximately $1.3 million. This was partially offset by increased marketing costs of approximately $0.2 million due to radio and cinema advertising in the Atlanta and Las Vegas markets during the second quarter of 2012.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

•

A decrease in MFFO of approximately $4.8 million due to increased interest expense, primarily related to interest incurred on the Second Restated KeyBank Credit Facility (approximately $2.9 million), the KeyBank Bridge Loan (approximately $0.7 million), the ING Loan and other new debt incurred. The KeyBank Bridge Loan was repaid in full on August 7, 2012.

•

A decrease in MFFO of approximately $2.1 million due to increased amortization of deferred financing costs, which increased for principally the same reasons as interest expense. Of the increase, approximately $1.0 million related to the KeyBank Bridge Loan, which was repaid in full on August 7, 2012.

(2)

Relates to the noncontrolling interest in our consolidated joint venture and the noncontrolling interests in our Operating Partnership. The noncontrolling interest holder’s share of our consolidated joint venture’s real estate depreciation and amortization of intangible assets was $56,300 and $168,600 for the three and nine months ended September 30, 2012, respectively, and $178,700 and $534,800 for the three and nine months ended September 30, 2011, respectively.

(3)

In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(4)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes or seller notes issued, as of the date of acquisition. Such amounts have been excluded from MFFO because we believe MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing interest rate risk and do not rely on another party to manage such risk.

(5)

These amounts primarily relate to transactions with our non-U.S. functional currency entities. The gains and losses are the result of fluctuations between the U.S. dollar and the Canadian dollar. Such amounts have been excluded from MFFO because we believe MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing hedge and foreign exchange risk and do not rely on another party to manage such risk.

(6)	We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing our operating results:

•

Amortization of deferred financing costs of approximately $0.9 million and $0.4 million was recognized as interest expense for the three months ended September 30, 2012 and 2011, respectively and $2.9 million and $0.8 million for the nine months ended September 30, 2012 and 2011, respectively.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2012	Three Months Ended June 30, 2012
Net loss attributable to Strategic Storage Trust, Inc.	$(4,610,650)	$(5,087,074)
Add:
Depreciation	3,474,214	3,323,362
Amortization of intangible assets	2,723,705	2,859,462
Deduct:
Gain on sale of investment in unconsolidated joint venture	—	(815,000)
Adjustment for noncontrolling interests	(79,801)	(82,178)

FFO	1,507,468	198,572
Other Adjustments:
Acquisition expenses	1,369,125	649,569
Amortization of fair value adjustments of secured debt	(21,219)	52,990
Realized and unrealized (gains) losses on foreign exchange holdings	(165,232)	97,325
Adjustment for noncontrolling interests	(19,786)	(16,635)

MFFO	$2,670,356	$981,821

ADDITIONAL INFORMATION REGARDING NOI, FFO AND MFFO

Net Operating Income (“NOI”):

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, before general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”):

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, we believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. To date, we have not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or Modified FFO (“MFFO”), should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenses associated with that process, is a key feature of our business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our Offering, we will use the proceeds raised in our Offering to acquire properties, and we expect to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within three to five years after the completion of our Offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of our board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not ultimately engage in a liquidity event. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our Offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our Offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our Offering has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (“the Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, the amortization of fair value adjustments related to debt, gains or losses from debt defeasance, realized and unrealized gains and losses on foreign exchange holdings and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the periods presented. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. We do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise additional proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our Advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO. Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.